Kappes, Cassiday & Associates
7950 Security Circle Reno, Nevada 89506
Telephone: (775) 972-7575 FAX: (775) 972-4567

March 16, 2015

Golden Queen Mining Co. Ltd.
6411 Imperial Avenue
West Vancouver, BC V7W 2J5

Re:	Golden Queen Mining Co. Ltd. (the “Company”)
Annual Report on Form 10K

Reference is made to the Annual Report on Form 10-K of the Company for the year ended December 31, 2014 (the “Annual Report”).

We hereby consent to the references to our firm and to the summary of the technical report entitled “Soledad Mountain Project Technical Report and Updated Feasibility Study”, dated February 25, 2015 issued by Kappes, Cassiday & Associates, Mine Development Associates and Norwest Corporation, which appear in the Annual Report, and the incorporation therein of such references to the Company’s registration statements on Form S-3 (No. 333-198285) and on Form S-8 (No. 333-191478).

Yours truly,

Kappes, Cassiday & Associates

          “Carl E. Defilippi”

Per: ________________________________
          Carl E. Defilippi

[Authorized Signatory]